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                                                                     Exhibit 3.3

                                 Fuel Tech, Inc.
                             A Delaware Corporation

                                     BY-LAWS

                          As Adopted September 30, 2006


                                    ARTICLE I

                                     OFFICES

         Section 1.1. Registered Office. The Corporation's registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 1.2. Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors shall determine or the business of the Corporation may require.

                                   ARTICLE II
                             STOCKHOLDERS MEETINGS

         Section 2.1. Place of Meeting. Meetings of stockholders may be held at such places within or without the State of Delaware as the Board of Directors shall determine.

         Section 2.2 Annual and Special Meetings. Annual meetings of stockholders shall be held at dates, times, and places fixed by the Board of Directors and stated in the notice of meeting to elect Directors and to transact such other business as may properly come before the meeting. Special meetings of stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the Chairman, or the Chief Executive Officer at such date, time and place as the Board of Directors shall determine. If requested in writing by the holders of not less than a majority of the Corporation's then outstanding capital stock specifying the purpose or purposes of the meeting and delivered to the Chairman or Chief Executive Officer or the Secretary, special meetings of stockholders shall be called by the Chairman, the Chief Executive Officer or the Secretary. Only such business as is specified in the notice of any special meeting of the stockholders shall come before a special meeting. If a special meeting is properly called by the stockholders, the Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of receipt of the request.

         Section 2.3. Stockholders List. The Secretary of the Corporation shall or shall cause the Corporation's Transfer Agent to prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. Such list shall be arranged in alphabetical order and shall show each stockholder's address and the number of shares registered in such stockholder's name. Such list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting (or, if not so specified, at the place where the meeting is to be held). The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.4. Organization. The Chairman of the Board, if there shall be an incumbent Chairman of the Board, or, otherwise the person designated by the Board of Directors, or, in the absence of such designation, the highest ranking officer of the Corporation who is present at the meeting, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Secretary of the Corporation shall act as secretary of meetings of stockholders. If the Secretary of the Corporation is absent from the meeting, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint.


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         Section 2.5. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedures to be followed at the meeting, including regulation of the manner of voting and of the conduct of discussion.

         Section 2.6. Notice. Except as otherwise provided by law, written notice of the time, date, and place of meeting (and, in the case of a special meeting, the purpose thereof) shall be given to each stockholder not less than ten (10) days and not more than sixty (60) days before the date on which the meeting is to be held.

         Section 2.7. Quorum. Except as otherwise required by law or the certificate of incorporation, at any meeting of stockholders, the holders of record (present in person or by proxy) of one-third of the shares of capital stock entitled to vote at the meeting shall constitute a quorum for the transaction of business, In the absence of a quorum, the chairman or secretary of the meeting may adjourn the meeting in the manner provided in Section 2.8 hereof until a quorum is present.

         Section 2.8. Adjournment. Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same place or another place. A determination in accordance with Article V hereof of stockholders of record with respect to a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors shall have authority to fix a new record date for the adjourned meeting. Notice need not be given of any such adjourned meeting, if the date, time, and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days or if a new record date is fixed for the adjourned meeting, written notice of the date, time, and place of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         Section 2.9. Proxies and Voting. At any meeting of stockholders, each stockholder entitled to vote may vote in person or by proxy. Each stockholder shall have one vote for each share of capital stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided in these By-Laws or as otherwise required by law. All voting by stockholders, except on the election of directors and except as otherwise required by law, may be by voice vote; provided, however, that upon demand therefor by a stockholder (or by his proxy) entitled to vote, a stock vote shall be taken. Each stock vote shall be taken by written ballot, each of which shall state the name of the stockholder (or proxy) voting. Each vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. Elections of Directors shall be determined by a plurality of the votes cast; except as otherwise required by law, all other matters shall be determined by a majority of votes cast.

         Section 2.10 Consent of Stockholders in Lieu of Meeting Nothing contained in these By-Laws shall be deemed to restrict the power of the stockholders to take any action by means of a consent or consents in writing according to applicable law.

                                   ARTICLE III
                                    DIRECTORS

         Section 3.1 General Powers. Except as may otherwise be provided by law, the Certificate of Incorporation or these By-Laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all of the powers of the Corporation.

         Section 3.2 Number, Election, Term, and Removal of Directors. Except as otherwise provided in these By-Laws or as otherwise required by law, each Director shall be elected until a successor is duly elected or until the
Director shall sooner resign, retire, become deceased or be removed as provided below. The first Board of Directors shall consist of nine (9) Directors. Thereafter, the number of Directors shall be determined by the Board of
Directors or by the stockholders. The Directors shall all be elected by the stockholders in accordance with Section 2.9 hereof at the annual meeting of stockholders. Vacancies and newly created directorships resulting from an increase in the number of Directors may be filled (for the unexpired term and until a successor Director is elected) by a majority of the Directors then in office (although less than a quorum), by the sole remaining Director, or by the stockholders. Any Director may be removed with or without cause by the stockholders at any time. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director, to the Chairman, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.
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         Section 3.3 Nomination of Director Candidates. In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors at the Annual Meeting. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors, or by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided in this Section 3.3 and on the record date for determination of stockholders entitled to vote at such Annual Meeting and (ii) who timely complies with the notice provisions of this Section 3.3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to notice in writing to the Secretary of the Corporation delivered to or mailed and received by the Secretary not later than January 1 in the year of the respective Annual Meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupations or employments of the person currently and for the prior five years, (iii) the class and number of shares of the Corporation's capital stock owned beneficially or of record by the person, (iv) a statement signed by the person that such person consents to being named as a nominee, and, if elected, the person intends to serve as a Director; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation owned beneficially or of record by the stockholder (iii) a description of all arrangements or understandings between the person proposed as a nominee and the stockholder and any other persons including their names, and
(iv) a representation signed by the stockholder that the stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in the notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as a Director of the Corporation. Information concerning the proposed nominee need not be included in the proxy statement furnished to stockholders in connection with the Annual Meeting. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of any class or series of capital stock pursuant to the terms of such capital stock or pursuant to the terms of any contract to which the Corporation shall be a party.

         Section 3.4. Chairman of the Board. The Directors may elect one of their members to be Chairman of the Board of Directors, hereafter in these By-Laws referred to as the "Chairman." The Chairman shall be subject to the control of, and may be removed with or without cause by, the Board of Directors. The Chairman shall perform such duties as may from time to time be assigned to him by the Board of Directors.

         Section 3.5. Meetings. Regular meetings of the Board of Directors shall be held at such dates, times, and places as may from time to time be fixed by the Board of Directors. Notice need not be given of regular meetings of the Board of Directors. Special meetings of the Board of Directors may be held at any date, time, and place upon the call of the Chairman, or the Chief Executive Officer, and shall be called by the Secretary if and as directed by one-third of the Directors then in office. Facsimile, or other written notice of the place, date, and time of each special meeting of the Board of Directors shall be given not less than two (2) days before such meeting to each Director who shall not waive such notice. Such notice shall state the time and place of the special meeting, but unless required by law, the Certificate of Incorporation or these By-Laws, need not state the purpose of the special meeting. Meetings of the Board of Directors may be held without notice immediately after annual meetings of stockholders.


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         Section 3.6. Action Without Meeting. Nothing contained in these By-Laws shall be deemed to restrict the power of the Board of Directors or of any committee thereof to take any action without a meeting by means of consents thereto in writing or by electronic transmission according to applicable law.

         Section 3.7. Telephonic Meetings. Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors, or of any committee of the Board of Directors to participate in meetings of the Board of Directors (or of such committees) by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other.

         Section 3.8. Quorum; Acts of the Board of Directors. One-third of the total number of members of the Board of Directors as constituted from time to time, but not less than three (3), shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting to another place, date, and time without further notice or waiver. Except as otherwise provided by law, by the Certificate of Incorporation, by these By-Laws, or by any binding contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

         Section 3.9. Committees of the Board of Directors. Effective on the adoption of these By-Laws, the Corporation elects to be governed as to committees of the Board of Directors by the provisions of Section 141(c)(2)of the Delaware General Corporation Law. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more committees to have and to exercise such power and authority as the Board of Directors shall specify. Each such Committee shall consist of such number of Directors as from time to time may be fixed by the Board of Directors. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting may (whether or not he or they constitute a quorum) unanimously appoint another Director to act at the meeting in place of the absent or disqualified committee member. Each committee may fix procedural rules for meeting and for conducting its business and shall act in accordance therewith, except as otherwise provided in these By-Laws or as otherwise required by law. Adequate provision shall be made for notice to committee members of all committee meetings. One-half of the members of each committee shall constitute a quorum (unless the committee shall consist of one member, in which event one member shall constitute a quorum). All matters shall be determined by a majority vote of the committee members present at the committee meeting.

         Section 3.10. Minutes of Meetings of Committees. Each committee of the Board of Directors shall keep minutes of its meetings and shall report the same when and as required by the Board of Directors.

         Section 3.11. Compensation of Directors. Directors shall be paid their expenses of attendance at meetings of the Board of Directors or committees thereof. Directors, pursuant to a resolution adopted by a majority of the whole Board of Directors, may also be paid a fixed sum for attendance at each meeting of the Board of Directors or a committee thereof, a stated salary for service as a Director, a stated salary for service as a Committee chairperson, and for other service as a Director. No payment referred to in this Section 3.10 shall preclude any Director from serving the Corporation in any other capacity or from receiving compensation therefor.


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                                   ARTICLE IV
                                    OFFICERS

         Section 4.1. General. The Corporation's officers shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers (which may include one or more Assistant Secretaries and Assistant Treasurers) with such titles and duties as the Board of Directors shall determine. The Chairman shall be an officer if designated by the Board of Directors as an Executive Chairman. The officers may have such additional personal titles as shall be approved by the Board of Directors to indicate their function or seniority. Any number of offices may be held by the same person. Each officer shall be elected by the Board of Directors, shall be subject to supervision and direction by the Board of Directors, shall serve at the pleasure of the Board of directors, and shall hold office for the term prescribed by the Board of Directors. The salaries of all officers shall be fixed by the Board of Directors. The authority, duties, or responsibilities of any officer may be suspended by the Board of Directors with or without cause. Any officer may be removed at any time by the Board of Directors with or without cause. Any officer may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such officer, to the Chairman, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 4.2. The Chief Executive Officer. The Chief Executive Officer shall be the Corporation's chief executive officer. Subject to the provisions of these By-Laws and to the direction of the Board of Directors, the Chief Executive Officer shall have responsibility for general management and control of the Corporation's affairs and business and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. The Chief Executive Officer shall have power to sign all stock certificates, contracts, and other authorized instruments of the Corporation. The Chief Executive Officer shall have general supervision and direction of the Corporation's other officers and agents.


         Section 4.3 The President. The President shall be responsible for the day to day operations of the Corporation as may be delegated to the President by the Chief Executive Officer from time to time and, if the Chief Executive Officer shall be absent or unable to act, the President shall act in the stead of the Chief Executive Officer.

         Section 4.4. The Vice Presidents. In the President's absence (or in the event of his inability or refusal to act), the Vice President (or if there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, starting with the first to be elected) shall perform all duties of the President. When so acting, such Vice President shall have all powers of, and be subject to all restrictions upon, the President. The Vice President(s) shall perform such other duties, and shall have such other powers, as the Board of Directors shall prescribe.

         Section 4.5. The Secretary; Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders, and shall record the proceedings of such meetings in a book or books to be kept for that purpose. If so directed by the Board of Directors, the Secretary shall perform similar duties with respect to meetings of committees of the Board of Directors. The Secretary shall give (or cause to be given) notice of all meetings of stockholders and of all special meetings of the board of directors. The Secretary shall have custody of the Corporation's seal and he (or any Assistant Secretary) shall have authority to affix such seal to any appropriate instrument. When so affixed, such seal may be attested by the Secretary's (or such Assistant Secretary's) signature. The Board of Directors may give general authority to any other officer to affix the Corporation's seal and to attest such affixation by such other officer's signature. In the Secretary's absence (or in the event of his inability or refusal to act), the Assistant Secretary (or if there shall be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, starting with the first to be elected) shall have all powers of, and be subject to all restrictions upon, the Secretary. The Secretary and the Assistant Secretary (or Assistant Secretaries) shall perform such other duties, and shall have such other powers, as the Board of Directors shall prescribe with respect to each such office.


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         Section 4.6. The Treasurer; Assistant Treasurers. The Treasurer shall have custody of the Corporation's monies and securities, shall keep regular books of account, and shall deposit all of the Corporation's monies and other valuable effects in the name of (and to the credit of) the corporation in one or more depositories designated by the Board of Directors. The Treasurer shall disburse the Corporation's funds as directed by the Board of Directors and shall take vouchers for such disbursements. The Treasurer shall render to the Board of Directors at its regular meetings (or when otherwise directed by the Board of Directors) an account of his transactions as Treasurer and of the Corporation's financial condition. In the absence of the Treasurer (or in the event of his inability or refusal to act), the Assistant Treasurer (or if there shall be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, starting with the first to be elected) shall have all powers of, and be subject to all restrictions upon, the Treasurer. The Treasurer and the Assistant Treasurer (or Assistant Treasurers) shall perform such other duties, and shall have such other powers, as the Board of Directors shall prescribe with respect to each such office.

         Section 4.7. Delegation of Authority. The Board of Directors may from time to time delegate or authorize the delegation of the powers or duties of any officer to any other officer or agent, notwithstanding any other provision of these By-Laws.

         Section 4.8. Facsimile Signatures of Officers. Facsimile signatures of any officer may be used whenever authorized by these By-Laws or by the Board of Directors.

         Section 4.9. Action with Respect to Securities of Other Entities. Unless otherwise prescribed by the Board of Directors, the Executive Chairman, the Chief Executive Officer, the President or Secretary (or any other officer designated by the Chief Executive Officer to act in their stead) shall have power and authority on the Corporation's behalf to attend (and to act and vote at) meetings of holders of securities of any entity in which the Corporation shall own or hold securities. At such meetings, the Chairman, the Chief Executive Officer, the President, Secretary or Chief Executive Officer's designee, as the case may be, shall possess (and may exercise) all rights and powers incident to the ownership or holding of such securities which the Corporation might have possessed and exercised. The Chief Executive Officer, the President, the Secretary or the Chief Executive Officer's designee may execute and deliver on the Corporation's behalf powers of attorney, proxies, consents, waivers, and other instruments relating to the securities owned or held by the Corporation.

                                    ARTICLE V
                                  CAPITAL STOCK

         Section 5.1. Stock Certificates. Certificates for shares of the Corporation's capital stock shall be in such form as shall be permitted by law and approved by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock or there shall be set forth on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish, without charge to each stockholder who so requests, the designations, references and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any restriction imposed upon the transfer of shares or registration of transfer of shares shall be noted conspicuously on the certificate representing the shares subject to such restriction.


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         Section 5.2. Transfer of Shares. Shares of the Corporation's capital stock may be transferred on the Corporation's books only by the holder of such shares (or by such holder's authorized attorney) upon surrender to the Corporation or to the Corporation's transfer agent of the properly endorsed certificate(s) representing such shares.

         Section 5.3. Lost, Stolen, or Destroyed Certificates. The Board of Directors (or the Corporation's transfer agent) may authorize the issuance of a new share certificate to replace any certificate theretofore issued by the Corporation which is alleged to have been lost, stolen, or destroyed. The Board of Directors, as a condition to such issuance, may require that the owner of such lost, stolen, or destroyed certificate, or his legal representative, (i) submit to the Corporation an affidavit stating that such certificate has been lost, stolen, or destroyed, (ii) advertise the same in such manner as the Board of Directors shall require, and/or (iii) give the Corporation a bond in such sum as the Board of Directors shall require to indemnify the Corporation against any claim that may be made against the Corporation in respect of the certificate alleged to have been lost, stolen, destroyed or the certificate to be issued.

         Section 5.4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.

         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.

         If no record date is fixed:

         (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to a vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         (2) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer of agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         (3) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         (4) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 5.5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on the Corporation's books as the owner of shares of capital stock to receive dividends on such shares and to vote as owner of such shares. The Corporation need not recognize any claim to (or interest in) such shares by any other person, whether or not the Corporation shall have notice thereof, except as otherwise required by law.

         Section 5.6. Regulations. The Board of Directors shall have power and authority to make all rules and regulations which it deems expedient concerning the issuance, transfer, registration, cancellation, and replacement of certificates representing the Corporation's capital stock.

                                   ARTICLE VI
                               GENERAL PROVISIONS

         Section 6.1. Checks, etc. All checks, other drafts, and notes of the Corporation in excess of Twenty-Five Thousand Dollars ($25,000) shall be signed by at least two of such persons as the Board of Directors shall designate or authorize. Any two of those persons designated or authorized by the Board of Directors to sign checks, other drafts and notes of the Corporation are authorized to open and jointly use such accounts with such banks or trust companies as may from time to time be required for the purposes of the Corporation.

         Section 6.2. Contracts. All contracts, agreements, indentures or other written commitments intended to bind the Corporation shall be signed by an officer pursuant to the authority of the Board of Directors including authority limitation regulations adopted from time to time by the Board of Directors.

         Section 6.3. Pro-Forma Banking and Qualification Resolutions. Resolutions from time to time necessary or appropriate for the opening or maintenance by the Corporation of any account with any bank or trust company or for the qualification of the Corporation to do business under the laws of any state shall be effective and shall be adopted in haec verba as of the date of certification thereof so long as such resolutions shall be certified by the Secretary or an Assistant Secretary of the Corporation and filed with the permanent records of the resolutions of the Directors of the Corporation.

         Section 6.4. Fiscal Year. The Corporation's fiscal year shall be the twelve calendar months ending December 31 in each year unless otherwise fixed by the Board of Directors.

         Section 6.5. Corporate Seal. The Corporation's corporate seal shall have inscribed thereon the Corporation's name, the year of its incorporation, and the words "Corporate Seal" and "Delaware".

         Section 6.6. Notices. Whenever any law, the Certificate of Incorporation, or these By-Laws requires that notice be given to any Director, officer, or stockholder, such notice may be given personally or in writing by mail, addressed to such Director, officer, or stockholder at his address which appears on the Corporation's records. Any notice given by mail shall be deemed to have been given when deposited in the United States mail, with postage thereon prepaid. Notice to Directors or officers may be given by telegram, cable, radiogram, or facsimile, addressed to such Director or officer at his address which appears on the Corporation's records, in which case notice shall be deemed to have been given when delivered for transmission.

         Section 6.7. Time Periods. Whenever these By-Laws require that an act be done or not be done a specified number of days prior to or after the occurrence of any event (or require that an act be done or not be done within a period of days prior to or after the occurrence of an event), calendar days shall be used, with the day of the doing of such act excluded and the day of the occurrence of such event included.

         Section 6.8 Books and Records. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by or under the authority of the Board of Directors.

         Section 6.9 Amendments. The holders of shares of capital stock entitled at the time to vote for the election of Directors shall have power to amend or repeal these By-Laws by vote of not less than a majority of such shares. Except as otherwise provided by law, the Board of Directors shall have power to amend or repeal these By-Laws by vote of not less than a majority of the entire Board of Directors. Any by-law adopted by the Board of Directors, however, may be amended or repealed by vote of the holders of a majority of the shares of capital stock entitled at the time to vote for the election of Directors.

         Section 6.10 Construction. In the event of any conflict between the provisions of these By-Laws and the Certificate of Incorporation, the provisions of the Certificate of Incorporation shall be controlling.